                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under rule 14a-12

                                 AT ROAD, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                 AT ROAD, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 24, 2001

   The Annual Meeting of Stockholders (the "Annual Meeting") of At Road, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538 on Thursday, May 24, 2001, at 11:00 a.m., local time, for the following purposes:

  1. To elect two (2) directors to the Company's Board of Directors to serve until the 2004 Annual Meeting;

  2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2001;

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on April 3, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,
                                          /s/ James D. Fay
                                          James D. Fay
                                          Secretary

April 27, 2001
Fremont, California


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                                 AT ROAD, INC.
                             47200 Bayside Parkway
                               Fremont, CA 94538

                                PROXY STATEMENT

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of At Road, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538 on Thursday, May 24, 2001, at 11:00 a.m., local time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 27, 2001.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Secretary of the Board of Directors) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on April 3, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 46,161,086 shares of Common Stock outstanding and held of record by approximately 176 stockholders.

Voting and Solicitation

   Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

   At the Annual Meeting, the stockholders will elect two (2) directors to serve on the Company's Board of Directors until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

   Assuming a quorum is present, the two (2) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the two
(2) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The names of the nominees, their ages as of March 31, 2001 and certain other information about them are set forth below:

   Name of Nominee          Age      Principal Occupation       Director Since
   ---------------          ---      --------------------       --------------
   Krish Panu..............  43  Chairman of the Board, Chief    February 1999
                                 Executive  Officer and
                                 President, At Road, Inc.

   T. Peter Thomas.........  54  Managing Director,             September 1998
                                Institutional
                                  Venture Management

   There are no family relationships among any of the directors or executive officers of the Company.

   Krish Panu has served as the Company's Chief Executive Officer, President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, he served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, he held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu also serves on the boards of directors of two privately held companies. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

   T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves as a director of Atmel Corporation and Transmeta Corporation. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

Meetings and Committees of the Board of Directors

   During the period from January 1, 2000 through December 31, 2000 (the "last fiscal year"), the Board met eight times and, except for director Kris Chellam, who attended five of the meetings of the entire Board, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. A nomination for a director made by a stockholder must be submitted to the Secretary of the Board of Directors at the address of the Company's executive offices set forth above on or before February 24, 2002.

   Nominations that are intended to be included in the Company's Proxy Statement for the 2002 Annual Meeting must be submitted no later than December 19, 2001. See "Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting."

   The Audit Committee consists of directors Kris Chellam, Andrew Sheehan, T. Peter Thomas, three of the Company's non-employee directors, and held three meetings during the last fiscal year. The Audit Committee recommends the engagement of a firm to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

   The Compensation Committee consists of directors Stuart Phillips, Andrew Sheehan and T. Peter Thomas, and held two meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives.

Board Compensation

   Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors are not compensated for their services as directors. The Company's directors are eligible to participate in the Company's 1996 stock option plan and 2000 stock option plan. Messrs. Thomas, Phillips, Chellam and Sheehan, the Company's non-employee directors, received options to purchase 37,500, 37,500, 82,500 and 25,000 shares of Common Stock, respectively, under the 1996 stock option plan in 1999 and 2000. Beginning in 2000, directors who are employees of the Company may be eligible to participate in the Company's 2000 employee stock purchase plan and directors who are not employees of the Company are eligible to participate in the Company's 2000 directors' stock option plan.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Deloitte & Touche LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

   A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
       APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                  MANAGEMENT

   Our executive officers and directors and their ages as of March 31, 2001 are as follows:

             Name           Age                               Position(s)
             ----           ---                               ----------
   Krish Panu..............  43 Chairman of the Board, Chief Executive Officer and President
   Rodric Fan..............  56 Director and Chief Technology Officer
   Thomas Hoster...........  50 Chief Financial Officer and Vice President, Finance and Administration
   Thomas Allen............  47 Chief Information Officer and Senior Vice President
   David Manovich..........  49 Chief Operating Officer and Senior Vice President
   Kris Chellam............  50 Director
   Stuart Phillips.........  43 Director
   Andrew Sheehan..........  43 Director
   T. Peter Thomas.........  54 Director

   Krish Panu has served as the Company's Chief Executive Officer, President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, he served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, he held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu also serves on the boards of directors of two privately held companies. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

   Rodric Fan founded the Company and has been one of the Company's directors since August 1996. Since September 1998, Mr. Fan has served as the Company's Chief Technology Officer, and from August 1996 to September 1998, he served as the Company's Chief Executive Officer and President. From May 1993 to August 1996, Mr. Fan was the Technical Director for GPS-related projects and Global Star Satellites, and from May 1989 to May 1993 he was the Manager of the Satellite Orbit Control Division, at Space Systems Loral, a producer of commercial communications and weather satellites. Mr. Fan holds a B.E.S. in Electrical Engineering from Brigham Young University and an M.S. in Electrical Engineering specializing in the areas of data communications from Northwestern Polytec University.

   Thomas Hoster has served as the Company's Vice President, Finance and Administration and Chief Financial Officer since November 1999. Prior to joining the Company, Mr. Hoster was Senior Vice President and Chief Financial Officer of GetSmart, an on-line provider of consumer financial services, from May 1998 to March 1999. Prior to GetSmart, Mr. Hoster was Chief Financial Officer of ClickAction, a provider of e-mail marketing services, formerly known as MySoftware Company, from June 1996 to May 1998. Prior to that, Mr. Hoster held several finance and administration positions at Octel Communications, a voice messaging company, from December 1989 to June 1996. Mr. Hoster has a B.S.E. in Electrical Engineering from Princeton University and an M.B.A. from Stanford University.

   Thomas Allen has served as the Company's Vice President, Information Technology and Management Systems from August 1999 to July 2000 and as the Company's Chief Information Officer and Senior Vice President since August 2000. From June 1999 to August 1999, Mr. Allen served as Director of Operations of IPass, an Internet services company. From January 1996 to June 1999, Mr. Allen served as Vice President of Network Engineering at Visa International, a payment card company. From March 1983 to August 1995, Mr. Allen served as General Manager at Southern California Edison, an electric utility company. Mr. Allen holds a B.S. in Industrial Engineering from State University of New York at Buffalo, an M.B.A. from San Jose State University and a Certificate in Executive Management from the Peter F. Drucker Management Center at the Claremont Graduate University.

   David Manovich has served as the Company's Vice President, Sales from August 1999 to June 2000 and as the Company's Chief Operating Officer and Senior Vice President since July 2000. Prior to joining the Company, Mr. Manovich served as Partner at Union Atlantic, an investment banking consulting firm, from January 1998 to August 1999. From October 1985 to January 1996 and from March 1997 to January 1998, Mr. Manovich worked at Apple Computer, a personal computer technology company, serving as Executive Vice President of Worldwide Sales and Service, Senior Vice President of International Sales, Vice President of Retail/Consumer Sales, Director of Business Markets and Country Manager--UK and Ireland, and Director of U.S. Channel Sales. From March 1996 to March 1997, Mr. Manovich worked at Fujitsu PC Corporation, a personal computer manufacturing company, serving as Vice President of Sales. Mr. Manovich holds a B.S. in Business Administration and an M.B.A in Finance from the University of Montana.

   Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, a provider of programmable logic solutions. Prior to joining Xilinx, he served at Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

   Stuart Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also serves on the boards of directors of CacheFlow, a manufacturer of Internet caching appliances, and several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

   Andrew Sheehan has served as a director of the Company since March 2000. Since April 1998, Mr. Sheehan has been employed by and is a managing member of the general partner of ABS Capital Partners III, a private equity fund. From 1985 to 1998, Mr. Sheehan held various positions at BT Alex. Brown, an investment company, most recently as Managing Director. Mr. Sheehan is also a director of Rainmaker Systems, a provider of electronic customer relationship management services, and several privately held companies. Mr. Sheehan received his B.A. from Dartmouth College and his M.B.A. from the Wharton School of Business.

   T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves as a director of Atmel Corporation and Transmeta Corporation. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2001 by:

  . Each of the Company's directors and each of the Company's executive officers named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"),

  .  All directors and executive officers as a group, and

  . Each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

   Percentage of beneficial ownership is based on 46,161,086 shares of Common Stock outstanding as of March 31, 2001, together with options that are exercisable within sixty days of March 31, 2001 for each person.

   Except as otherwise noted, the address of each person listed in the table is c/o At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, and the persons listed in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and includes voting and investment power with respect to the shares.

                                                Number of Shares   Percent of
Name of Beneficial Owner                       Beneficially Owned Common Stock
------------------------                       ------------------ ------------
Krish Panu(1).................................     3,385,000           7.3%

Institutional Venture Partners(2).............     8,170,512          17.7
 3000 Sand Hill Road, Bldg. 2, Suite 290
 Menlo Park, California 94025

U.S. Venture Partners(3)......................     7,718,513          16.7
 2180 Sand Hill Road, Suite 300
 Menlo Park, California 94025

ABS Capital Partners III, L.P.(4).............     2,880,769           6.2
 1 South Street, 25th Floor
 Baltimore, Maryland 21202

Admirals, L.P.(5).............................     2,576,922           5.6
 c/o Galleon Management, 135 E. 57th Street,
  26th Floor
 New York, New York 10022

Orient Semiconductor Electronics Ltd.(6)......     2,557,062           5.5
 c/o Edmond Tseng, 2700 Augustine Dr., #140
 Santa Clara, California 95054

Rodric Fan(7).................................     2,402,250           5.2

Thomas Hoster(8)..............................       352,500            *

Thomas Allen(9)...............................       173,750            *

David Manovich(10)............................       387,499            *

Kris Chellam(11)..............................       172,500            *

Stuart Phillips(12)...........................        37,500            *
 2180 Sand Hill Road, Suite 300
 Menlo Park, California 94025

T. Peter Thomas(13)...........................       487,000           1.1
 3000 Sand Hill Road, Bldg. 2, Suite 290
 Menlo Park, California 94025

                                                Number of Shares   Percent of
           Name of Beneficial Owner            Beneficially Owned Common Stock
           ------------------------            ------------------ ------------
Andrew Sheehan(14)............................         25,000           *
 1 South Street, 25th Floor
 Baltimore, Maryland 21202

All directors and executive officers as a
 group (9 persons)(15)........................     25,743,293         55.8

--------
  * Less than one percent of the outstanding shares of Common Stock.

 (1) Represents 100,000 shares held by Latha K. Nagarajan, as Trustee of the Krish Panu Grantor Retained Annuity Trust, 100,000 shares held by Latha
     K. Nagarajan, as Trustee of the Nina Panu Grantor Retained Annuity Trust, 3,175,000 shares held by Krish Panu and Nina Panu, Trustees of the Krish and Nina Panu 2000 Family Trust, 5,000 shares held by Tara Panu and 5,000 shares held by Nikhil Panu.

 (2) Includes 100,601 shares held by IVM Investment Fund, VIII, LLC, 7,539,412 shares held by Institutional Venture Partners, VIII, L.P., 25,138 shares held by IVM Investment Fund VIII-A, LLC, 55,861 shares held by IVP Founders Fund I, L.P., 12,000 shares held by Jacqueline Stewart directly and by retirement plan and 437,500 shares held by T. Peter Thomas. T. Peter Thomas, a director of the Company, Samuel Colella, Reid Dennis, R. Thomas Dyal, Timothy Haley, Ruthann Quindlen, Rebecca Robertson, L. James Strand, William Tai and Geoffrey Yang are managing directors of the general partner or managing members of each of these entities and share voting and dispositive power with respect to the shares held by each such entity. Each managing director or member disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

 (3) Includes 6,323,586 shares held by U.S. Venture Partners V, L.P. (USVP V), 154,576 shares held by USVP V Entrepreneur Partners, L.P. (EP V), 351,310 shares held by USVP V International, L.P. (V Intl), and 196,734 shares held by 2180 Associates Fund V, L.P. (2180 V). Presidio Management Group V, L.L.C. (PMG V) is the general partner of each of USVP V, EP V, V Intl, and 2180 V. Stuart G. Phillips, a director of the Company, Irwin Federman, Jason E. Green, Steven M. Krausz, Philip M. Young, and Jonathan
     D. Root are the managing members of PMG V, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP V, EP V, V Intl and 2180 V.

   Also includes 664,616 shares held by U.S. Venture Partners VII, L.P. (USVP
   VII), 6,922 shares held by USVP Entrepreneur Partners VII-A, L.P. (EP VII-
   A), 6,922 shares held by USVP Entrepreneur Partners VII-B, L.P. (EP VII-
   B), and 13,847 shares held by 2180 Associates Fund VII, L.P. (2180 VII). Presidio Management Group VII, L.L.C. (PMG VII) is the general partner of each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Stuart G. Phillips, a director of the Company, Irwin Federman, Winston Fu, Jason E. Green, Steven M. Krausz, David Liddle, Jonathan D. Root, and Philip M. Young are the managing members of PMG VII, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Each of PMG V, PMG VII, Irwin Federman, Winston Fu, Jason E. Green, Steven M. Krausz, David Liddle, Stuart G. Phillips, Jonathan D. Root, and Phillip M. Young disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests.

 (4) Andrew Sheehan, a director of the Company, is a managing member of ABS Capital Partners III, LLC, the general partner of ABS Capital Partners III, L.P., which owns such shares. The general partners of ABS Capital Partners III, L.P., Mr. Sheehan, John Stobo, Donald Hebb, Federick Bryant and Timothy Weglicki share voting and dispositive power with respect to these shares. Each general partner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.
 (5) Krishen Sud and David Slaine are the general partners of Admirals, L.P. Krishen Sud and David Slaine share voting and dispositive power with respect to these shares.

 (6) Represents 2,480,295 shares held by Orient Semiconductor Electronics Ltd. and 76,767 shares held by Eugene C.V. Duh. Mr. Duh is a director and 10% shareholder of Orient Semiconductor Electronics Ltd. The Board of Directors of Orient Semiconductor Electronics Ltd., Mei-Shou Duh Yang, Eugene C.V. Duh, Edward S. Duh, Ping-Ping Chang Chao, Kwan-Fen Wang Chan, Teng-Kung Liu and Calvin Lee share voting and dispositive power with respect to these shares. Each member of the Board of Directors of Orient

    Semiconductor Electronics Ltd. disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

 (7) Represents 1,082,250 shares held by Rodric C. Fan, 450,000 shares held by Judy Fan, 675,000 shares held by R. C. Fan Management Company, L.P., 60,000 shares held by Eric Fan, 60,000 shares held by Carey B. Fan, 60,000 shares held by David W. Fan, and 15,000 shares held by Rodric C. Fan and Judy Fan, custodians for Dorian Falcone.

 (8) Includes 5,000 shares held by Zoe Hoster, 5,000 shares held by Alexandra Hoster and 5,000 shares held by Joan Zwiep.

 (9) Includes 34,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(10) Includes 12,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(11) Includes 45,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(12) Represents 37,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001. Excludes 7,718,513 shares held by U.S. Venture Partners V, L.P. and its affiliates. See note (3).

(13) Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001 and 12,000 shares held by Jacqueline Stewart directly and by retirement plan. Excludes 7,721,012 shares held by Institutional Venture Partners, VIII, L.P. and its affiliates. See note (2).

(14) Represents 25,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001. Excludes 2,880,769 shares held by ABS Capital Partners III, L.P. See note (4).

(15) Includes 191,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001 and 18,320,294 shares held by affiliates of the directors and officers of the Company.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation received by (a) the individual who served as the Company's chief executive officer during the year ended December 31, 2000; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the year ended December 31, 2000; and (c) the compensation received by each such individual for the Company's preceding fiscal year.

                          Summary Compensation Table

                                                                Long-Term
                                                               Compensation
                                     Annual Compensation          Awards
                                ------------------------------ ------------
                                                                Securities
                                                  Other Annual  Underlying   All Other
    Name & Principal     Fiscal  Salary   Bonus   Compensation Options/SARs Compensation
        Position          Year    ($)      ($)        ($)         (#)(2)        ($)
    ----------------     ------ -------- -------- ------------ ------------ ------------
Krish Panu..............  2000  $224,519 $100,000   $    --            --     $    --
 Chairman of the Board,
  Chief                   1999   168,462       --        --     3,000,000          --
 Executive Officer and
  President

Rodric Fan..............  2000   138,956   45,000        --            --          --
 Director and Chief
  Technology              1999   138,910       --        --            --          --
 Officer

Thomas Hoster...........  2000   182,654   50,000        --            --          --
 Chief Financial Officer
  and                     1999    22,885       --        --            --          --
 Vice President, Finance
  and
 Administration

Thomas Allen............  2000   164,615   70,000        --            --          --
 Chief Information
  Officer and             1999    49,038       --        --            --          --
 Senior Vice President

David Manovich(1).......  2000   186,253   50,274        --            --          --
 Chief Operating Officer
  and Senior              1999    52,500       --        --            --          --
 Vice President

--------
(1) Mr. Manovich's employment with the Company is expected to terminate on April 30, 2001.

(2) Does not include 375,000 shares granted to Mr. Panu and 150,000 shares granted to Mr. Fan as restricted stock awards and which were purchased by Mr. Panu and Mr. Fan at fair market value.

Change-of-Control Agreements

   The Company has entered into an agreement with Krish Panu that provides that following a change of control transaction, subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically fifty percent vested. Additionally, if Mr. Panu's employment is terminated involuntarily other than for cause within twelve months following a change of control transaction, then subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically fully vested. The Company has entered into agreements with remaining Named Executive Officers which provide that in the event of an involuntary termination within:

  . one year following a change of control transaction and the employee was employed by the Company for less than one year prior to the change of control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for twelve months following the involuntary termination or

  . one year following a change of control transaction and the employee was employed by the Company for at least one year prior to the change of control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 24 months following the involuntary termination.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                      Price Appreciation
                                                Individual Grants(1)                  for Option Term(2)
                                 --------------------------------------------------- ---------------------
                                  Number of
                                 Securities   Percent of Total
                                 Underlying  Options Granted to Exercise
                                   Options      Employees in      Price   Expiration
              Name               Granted (#) Fiscal Year (%)(3) ($/sh)(4)    Date      5% ($)    10% ($)
              ----               ----------- ------------------ --------- ---------- ---------- ----------
Krish Panu......................        --             --%       $    --          -- $       -- $       --
 Chairman of the Board, Chief
 Executive Officer and President


Rodric Fan......................        --             --             --          --         --         --
 Director and Chief Technology
 Officer

Thomas Hoster...................    50,000            1.1           1.63  12/09/2010     51,133    129,602
 Chief Financial Officer and
 Vice President, Finance and
  Administration

Thomas Allen....................   100,000            2.2          10.00   7/24/2010    629,330  1,595,097
 Chief Information Officer and
 Senior Vice President

David Manovich..................   200,000            4.3           9.00   7/04/2010  1,132,794  2,871,175
 Chief Operating Officer and
 Senior Vice President

--------
(1) Options vest 25% on the first annual anniversary of the grant date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The Company granted stock options representing 4,598,450 shares to employees in the last fiscal year.

(4) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance certain option exercises by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the year ended December 31, 2000. In addition, the table sets forth the number of shares covered by stock options as of the year ended December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the year ended December 31, 2000.

                                                     Number of Unexercised     Value of Unexercised
                                                    Options at Fiscal Year    In-the-Money Options at
                            Shares                        End (#)(1)          Fiscal Year End ($)(2)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Krish Panu..............       --        $   --          --           --       $    --     $     --
 Chairman of the Board,
 Chief Executive Officer
 and President

Rodric Fan..............       --            --          --           --            --           --
 Director and Chief
 Technology Officer

Thomas Hoster...........       --            --          --        50,000           --       31,250
 Chief Financial Officer
  and
 Vice President, Finance
 and Administration

Thomas Allen............       --            --      55,000       300,000       87,082      316,660
 Chief Information
 Officer and Senior Vice
 President

David Manovich..........       --            --          --       215,000           --      118,748
 Chief Operating Officer
  and
 Senior Vice President

--------
(1) No stock appreciation rights (SARs) were outstanding during the year ended December 31, 2000.

(2) Based on the $2.25 per share closing price of the Company's Common Stock on The Nasdaq Stock Market on the year ended December 31, 2000, less the exercise price of the options.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the year ended December 31, 2000. The Committee is responsible for establishing and monitoring the compensation policies and specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy

   Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that are established from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, subscriber growth, revenue growth and earnings growth.

Long-Term Incentive Compensation

   The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby more closely align his interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his performance and responsibilities, and internal comparability considerations.

   Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

   Krish Panu has served as the Company's President and Chief Executive Officer since February 1999. His base salary for the year ended December 31, 2000 was $225,000.

   The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Panu's salary and stock option grant. Significant factors in establishing Mr. Panu's compensation were the achievement of revenue and subscriber targets, growth of the Company as it prepared for its initial public offering, achievement of the Company's private placement financings and initial public offering, the size of his current ownership interest in the Company, including portions that were unvested, and changes in the compensation for similarly situated chief executive officers.

Deductibility of Executive Compensation

   The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 stock option plan and 2000 stock option plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

   The Compensation Committee of the Board of Directors of the Company:

                                          Stuart Phillips
                                          Andrew Sheehan
                                          T. Peter Thomas

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors currently consists of Stuart Phillips, Andrew Sheehan, and T. Peter Thomas. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board in July 2000, which is included in this Proxy Statement as Appendix A. The members of the Audit Committee are Kris Chellam, Andrew Sheehan and T. Peter Thomas. Each of the members of the Audit Committee is in compliance with the Nasdaq Marketplace Rules for independence of audit committee members.

   The Audit Committee recommends to the Board, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent auditors. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

   The Audit Committee held three meetings during the last fiscal year. The meetings were designed to facilitate and encourage communication among the Audit Committee, management, and the Company's independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for the last fiscal year with management and the independent auditors.

   The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor, Deloitte & Touche LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from the Company.

   Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

   The Audit Committee of the Board of Directors of the Company:

                                          Kris Chellam
                                          Andrew Sheehan
                                          T. Peter Thomas

Fees Billed for Services Rendered by Principal Accountant

   For the fiscal year ended December 31, 2000, Deloitte & Touche LLP, the Company's independent auditor and principal accountant, billed the fees set forth below.

     Audit Fees (including fees in connection with the Company's annual audit and review of financial statements)..............  $184,930
     Financial Information Systems Design and Implementation Fees...  $     --
     All Other Fees (including fees in connection with the Company's initial public offering)......................................  $645,967

                          RELATED PARTY TRANSACTIONS

Transactions with Management

   In connection with the exercise of options to purchase Common Stock granted pursuant to the Company's 1996 stock option plan, the Company has provided loans to the following executive officers pursuant to notes secured by stock pledge agreements, which are summarized below:

                                                    Interest              Note
Name                                      Due Date    Rate   Issue Date  Amount
----                                     ---------- -------- ---------- --------
Krish Panu.............................. 12/16/2004   6.11%  12/16/1999 $275,000
Krish Panu..............................  2/23/2005   6.46    2/23/2000  500,000
Rodric Fan.............................. 12/17/2003   6.11   12/16/1999  200,000
Thomas Hoster........................... 11/30/2004   6.11    12/1/1999  450,000
David Manovich.......................... 12/16/2004   6.11   12/16/1999  250,000
Thomas Allen............................ 12/15/2004   6.11   12/15/1999  100,000
Thomas Allen............................   1/2/2005   5.53     1/2/2001   34,833

   In March 2000, the Board approved the acceleration of the vesting of a stock option held by Krish Panu to purchase 375,000 shares of Common Stock.

   The Company has entered into change-of-control agreements with some of the Company's officers and directors. See "Change-of-Control Agreements."

   The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transactions with Stockholders

   In December 1999 and January 2000, the Company issued an aggregate of 3,669,679 shares of Series D Preferred Stock at $8.67 per share. U.S. Venture Partners VII, L.P. and its affiliates, which hold more than 5% of the Company's Common Stock, purchased 692,307 shares of the Company's Series D Preferred Stock in such transaction. Stuart Phillips, a director of the Company, is a managing member of the general partner of such partnership.

   In June and July 2000, the Company issued an aggregate of 2,100,000 shares of Series E Preferred Stock at $10.00 per share. ABS Capital Partners III, L.P., which holds more than 5% of the Company's Common Stock, purchased 1,000,000 shares of the Company's Series E Preferred Stock in such transaction. Andrew Sheehan, a director of the Company, is a managing member of the general partner of ABS Capital Partners III, L.P. Admirals, L.P., which holds more than 5% of the Company's Common Stock, purchased 500,000 shares of the Company's Series E Preferred Stock in such transaction.

   All of the Company's Preferred Stock converted to Common Stock on a one-to-one basis upon completion of the Company's initial public offering in October 2000.

   Orient Semiconductor Electronics, which holds more than 5% of the Company's Common Stock, manufactured Internet Location Managers for the Company pursuant to purchase orders in the aggregate amount of approximately $2,779,000 in 2000. At December 31, 2000, approximately $196,000 owed to Orient Semiconductor Electronics was included in the Company's accounts payable.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for the Company's Common Stock since September 29, 2000 (the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) The Nasdaq Stock Market (U.S.) Index and (ii) the Dow Jones Wireless Communications Index. The graph assumes that $100 was invested on September 29, 2000, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $9.00, the price at which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                            CUMULATIVE TOTAL RETURN

                                                                9/29/00 12/31/00
                                                                ------- --------
   At Road, Inc................................................ $100.00  $31.30
   The Nasdaq Stock Market (U.S.) Index........................  100.00   66.93
   Dow Jones Wireless Communications Index.....................  100.00   65.07

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Proposals of stockholders intended to be included in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Board of Directors, At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, no later than December 19, 2001. If the Company is not notified of a stockholder proposal by February 24, 2002, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

   The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          /s/ James D. Fay
                                          James D. Fay
                                          Secretary

April 27, 2001
Fremont, California

                                                                     APPENDIX A

                                 AT ROAD, INC.

                        CHARTER OF THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

   This charter governs the operations of the At Road, Inc. (the "Company" or "@Road") Audit Committee of the Board of Directors (the "Committee"). The Committee will review the charter at least annually and obtain the approval of the charter by the Board of Directors.

   1. Purpose. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The Committee sets the overall corporate tone for quality financial reporting. The primary responsibility for @Road's financial reporting lies with senior management. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose.

   2. Composition. The members of the Audit Committee shall be appointed by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors. The Committee shall have at least three members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. For purposes of this charter, an "independent director" is a director who meets the independence and experience requirements of the NASDAQ Stock Market, Inc.

   3. Duties and Responsibilities. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors amend them as appropriate.

  . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, subject to shareholder approval. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditors.

  . The Committee shall review with the independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. The Committee will meet separately with the independent auditors, with and without management present, to discuss the results of their audits.

  . The Committee shall review the Company's interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matters required to be discussed with the independent auditors by SAS 61, as may be modified or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

  . The Committee shall review and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 AT ROAD, INC.

        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2001

         The undersigned stockholder of At Road, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2001, and hereby appoints Krish Panu and Thomas Hoster or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of At Road, Inc. to be held on Thursday, May 24, 2001 at 11:00 a.m., local time, at 47200 Bayside Parkway, Fremont, California 94538 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card:

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

------------------------------------------------------------------------------

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                                 AT ROAD, INC.

                                 May 24, 2001

               Please Detach and Mail in the Envelope Provided

[X] Please mark your
    votes as in this
    example.

                                    WITHHOLD
           FOR the nominees     AUTHORITY to vote
            listed at right     for the nominees
         (except as indicated)   listed at right                                                            FOR   AGAINST  ABSTAIN
1. ELECTION OF    [_]                  [_]     Nominees: Krish Panu        2. PROPOSAL TO RATIFY THE        [_]     [_]     [_]
   DIRECTORS:                                            T. Peter Thomas      APPOINTMENT OF DELOITTE &
                                                                              TOUCHE LLP AS THE INDEPENDENT
                                                                              AUDITORS OF THE COMPANY FOR
                                                                              THE FISCAL YEAR ENDING
If you wish to withhold authority to vote for                                 DECEMBER 31, 2001:
any individual nominee, strike a line through
that nominee's name in the list at right:
                                                      and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                                                      PLEASE SIGN BELOW AND RETURN IMMEDIATELY.

                                                      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS
                                                      INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2)
                                                      FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE
                                                      INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31,
                                                      2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME
                                                      BEFORE THE MEETING.

Signature________________________   Date:_______________   Signature________________________   Date:_______________

Note: (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)